UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2007
SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts 01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 897-2500
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01.   Entry into a Material Definitive Agreement.
In connection with our initial public offering of common stock, we entered into an underwriting agreement dated November 1, 2007 with several underwriters, for which Cowen and Company, LLC and Thomas Weisel Partners LLC served as representatives, and certain selling stockholders. Our offering of the shares was made pursuant to our registration statement on Form S-1 (Registration No. 333-142144), as filed with the SEC under the Securities Act of 1933.Under this agreement, we granted the underwriters a 30-day option to purchase from us up to 780,303 shares of common stock to cover over-allotments, if any.
On December 5, 2007, we sold 230,000 shares of common stock to the underwriters pursuant to the over-allotment option. The shares were sold at a price of $7.44 per share, for a total of $1.7 million. The purchase price per share equaled the price to public in the IPO of $8.00 less the underwriting discount of $0.56 per share. The over-allotment option with respect to the other 550,303 shares of common stock was not exercised and has terminated.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: December 7, 2007	By:	/s/ Robert C. Leahy
Robert C. Leahy
Chief Financial Officer